SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: August 2, 2011

XSUNX, INC.

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(Exact name of registrant as specified in its charter)

Colorado	000-29621	84-1384159
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

65 Enterprise, Aliso Viejo, CA 92656

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(New address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 330-8060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 2, 2011, XsunX, Inc., a Colorado corporation (the “Company”) released a letter to shareholders (the “Shareholder Newsletter”) providing information to the Company’s efforts to develop and market a new hybrid manufacturing technology for the mass production of Copper Indium Gallium (di) Selenide (CIGS) thin film solar cells.

The Shareholder Newsletter provides information regarding the Company’s recent filing with U.S. Patent Office under which the Company is working to seek patent protection for the proprietary designs of its thermal evaporation source technology.

The Shareholder Newsletter also outlines how recent publicity associated with conformation by the National Renewable Energy Laboratories of 16.36% peak conversion efficiency for the Company’s CIGS thin film solar cell technology has created an increase in licensing interest from within the Company’s target market of solar module manufacturers.

A copy of the Shareholder Newsletter is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit

EXHIBIT NO.	DESCRIPTION	LOCATION
99.1	Shareholder Newsletter, dated August 2, 2011	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XSUNX, INC.

Date: August 2, 2011	By:	/s/ Tom M. Djokovich
Tom M. Djokovich
Title: CEO/Secretary